STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 30, 2008, is entered into by and between Conversion Services International, Inc., a Delaware corporation (“CSI”), and Matthew J. Szulik, with an address at c/o TAG Virgin Islands, Inc., The Tunick Building, 1336 Beltjen Road, Suite 202, St. Thomas, USVI 00802  (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser desires to purchase and acquire, and CSI desires to issue and sell to the Purchaser, shares of common stock, par value $0.001 (the “Common Stock”) of CSI and issue warrants to purchase Common Stock in the form attached as Exhibit A hereto (the “Warrants”); and

WHEREAS, the parties hereto desire to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sale of Common Stock; Issuance of Warrants.

1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, CSI will sell and issue to the Purchaser, and the Purchaser will purchase from CSI, 2,500,000 shares of Common Stock (the “Shares”) at the purchase price of $0.08 per share for an aggregate purchase price of $200,000.

1.2 Issuance of Warrants. The Company shall issue to the Purchaser the Warrants to purchase, subject to applicable anti-dilution provisions, an aggregate of 2,500,000 shares of Common Stock at $0.09 per share until June 29, 2013, subject to the compliance with applicable securities laws.

2. Closing.

2.1 Closing Date. The purchase and sale of the Shares and the Warrants hereunder shall take place at a closing (the “Closing”), which shall be held at such time and place upon which CSI and the Purchaser shall agree.

2.2 Actions by CSI at the Closing. CSI shall deliver to the Purchaser a stock certificate or certificates for the Shares and the Warrants, registered in the name of Hare & Co.

2.3 Actions by the Purchaser at the Closing. The Purchaser shall deliver to CSI the $200,000 purchase price for the Shares and the Warrants.

3. Representations and Warranties of CSI. CSI hereby represents and warrants to the Purchaser that:

3.1  Organization; Good Standing; Qualification and Corporate Power.

(a)  CSI and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. CSI and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. True and correct copies of CSI Certificate of Incorporation, as amended (the "Certificate of Incorporation") and Bylaws have been provided to the Purchaser or made available via the SEC EDGAR website.

(b)  CSI has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Shares and the Warrants and to carry out and perform its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by CSI with respect to the execution, delivery and performance by CSI of this Agreement and the consummation of the transactions contemplated hereby and thereby. The Shares, when issued in accordance pursuant to the terms of the Agreement, will be legally issued, fully paid and non assessable and each Purchaser will own the Shares purchased by such Purchaser, free and clear of all liens and encumbrances. The Warrant, when issued in accordance with the terms of the Agreement, will constitute the legally binding obligation of CSI in accordance with its terms.

3.2  Capitalization and Voting Rights. The authorized capital of the Company consists of:

(a) Common Stock. 300,000,000 shares of Common Stock, of which 114,897,189 shares are issued and outstanding as of the date hereof. The Common Stock is currently accepted for trading on the American Stock Exchange.

(b) Preferred Stock. 20,000,000 shares of preferred stock (the "Preferred Stock"), of which, as of the date hereof, an aggregate of 39,000 shares are issued and outstanding, 19,000 as Series A Convertible Preferred Stock and 20,000 as Series B Convertible Preferred Stock.

3.3  Subsidiaries; Interests of the Company. Except as set forth in the SEC Documents, as defined in Section 3.5 below, the Company does not currently own or control, directly or indirectly, any interest in any other partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.

3.4  Authorization. This Agreement and all other agreements executed and delivered by CSI in connection therewith, have been duly authorized, executed and delivered by CSI and constitute the legal, valid and binding obligations of CSI, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) as rights to indemnity may be limited by federal or state securities laws or by public policy.

3.5 SEC Documents. CSI has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) (the “SEC Documents”), and during the 12 calendar months prior to the date hereof all such SEC Documents have been filed in a timely manner. CSI is currently eligible to use Form S-3 for stockholder registration statements under the Securities Act. The SEC Documents have complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, to the best of CSI’s knowledge during those respective dates, the financial statements of CSI included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States as in effect from time to time (“GAAP”), consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial condition of CSI as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents or as separately disclosed to the Purchaser, CSI has not received notification from the Commission, the American Stock Exchange and/or any federal or state securities bureaus that any investigation (informal or formal), inquiry or claim is pending, threatened or in process against CSI and/or relating to any of CSI’s securities.

3.6  Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of CSI is required in connection with the consummation of the transactions contemplated by this Agreement. CSI and each of its subsidiaries has obtained all federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business, such licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any thereof. There are no consents or waivers necessary for the consummation of the transactions contemplated by this Agreement.

3.7  Litigation. Except as set forth in the SEC Documents, (i) there is no action, suit, proceeding, or investigation pending or currently threatened against CSI, and (ii) in CSI’s reasonable judgment, none of such disclosures are likely to question the validity of this Agreement, or the right of CSI to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs, or property of CSI, financially or otherwise, or any change in the current equity ownership of CSI, including, without limitation, actions pending or to CSI’s knowledge threatened involving the prior employment of any of CSI’s employees, their use in connection with CSI’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.8  Compliance with Other Instruments. CSI is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation, license, or permit applicable to CSI, the violation or default of which would have a material adverse effect on CSI. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or material contract or an event which results in the creation of any lien, charge, or encumbrance upon any assets of CSI.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to CSI as follows:

4.1 Review and Inspection. The Purchaser is relying on his own analysis regarding CSI’s operations, financial condition, assets, liabilities and other relevant matters as the Purchaser deemed necessary or desirable in order to evaluate the merits and risks of the prospective investment contemplated herein. The Purchaser acknowledges that he has not relied upon any information given to the Purchaser, or any statements made, by CSI or any officers or directors of CSI, except for the representations and warranties of CSI expressly made herein.

4.2 Purchaser Due Diligence. The Purchaser and his representatives are solely responsible for the Purchaser’s own “due diligence” investigation of CSI and its management and business and for the Purchaser’s analysis of the financial future and viability of CSI and desirability of the terms of this investment. The Purchaser acknowledges that neither CSI nor any officer or director of CSI is making any representation or warranty regarding any financial projections previously given to the Purchaser or the assumptions underlying such financial projections, as such financial projections are subject to significant business, economic and other uncertainties and contingencies. The Purchaser acknowledges that if CSI is not able to operate profitably or generate positive cash flows, CSI may have difficulty meeting its obligations and may not be able to continue to operate its business, and the Purchaser could lose all of his investment. The Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the purchase of the Shares pursuant to the terms of this Agreement and of protecting his interest in connection therewith.

4.3 Accredited Investor Status. The Purchaser is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and the Purchaser is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Agreement, including a complete loss of his investment in the Shares.

4.4 Authority for Agreement. The Purchaser has the full right, power and authority to enter into and perform his obligations under the Agreement, and the Agreement constitutes the valid and binding obligations of the Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) as rights to indemnity may be limited by federal or state securities laws or by public policy..

4.5 Governmental Consents. To the Purchaser’s knowledge, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution, delivery and performance of the Agreement.

4.6 Taxes. The Purchaser has not relied on any statements or representations of CSI or any of its agents (other than the representations and warranties set forth herein) with respect to the federal, state, local and foreign tax consequences of this investment and the federal, state, local and foreign tax consequences of transactions contemplated by this Agreement. With respect to such matters, the Purchaser understands that he (and not CSI) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.7  Restricted Securities. The Purchaser understands that the Shares and the Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act or the laws of any state and may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. In the absence of an effective registration statement or an exemption therefrom covering the Shares and the Common Stock issuable upon exercise of the Warrants, the Purchaser will sell or transfer, or otherwise dispose of, the Shares to be acquired by him only in a manner consistent with his representations and agreements set forth herein and any applicable federal and state securities laws.

4.8  Legends. It is understood that the certificates evidencing the Shares may bear the following legend:

(a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS OR, UNLESS REASONABLY REQUESTED BY THE COMPANY, THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(b)  Any legend required by the securities (“Blue Sky”) laws of any state.

The legend referred to in clause (a) above shall be removed by CSI from any certificate at such time as the holder of the securities represented by the certificate delivers an opinion of counsel reasonably satisfactory to CSI to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144 or such other substantially similar rule promulgated under the Securities Act then in effect under the Securities Act; provided, that CSI has received from the holder a written representation that (i) such holder is not an affiliate of CSI and has not been an affiliate during the preceding three months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least six months (or the period of time then required by Rule 144(d)(i) or such other substantially similar rule promulgated under the Securities Act then in effect), and (iii) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such shares.

5. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment, or the written waiver, of each of the following conditions on or before the Closing:

5.1 Accuracy of Representations and Warranties. Each representation and warranty of CSI contained in Section 3 hereof shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

5.2 Performance. CSI shall have performed and complied with all covenants, agreements and conditions contained in this Agreement and required to be performed or complied with by CSI prior to or at the Closing.

5.3 Proceedings and Documents. All documents and instruments incident to the transactions contemplated at the Closing shall be reasonably satisfactory in substance and form to the Purchaser and his counsel.

5.4  Share Certificates and Warrants. The Purchaser shall have received a certificate or certificates representing such number of Shares of his investment and the Warrants registered in his name.

6. Condition to the Obligations of CSI. The obligation of CSI to sell the Shares and deliver the Warrants at the Closing is subject to fulfillment, or the written waiver, of each of the following conditions on or before the Closing:

6.1 Accuracy of Representations and Warranties. Each representation and warranty of the Purchaser contained in Section 4 hereof shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

6.2 Performance. All covenants, agreements and conditions contained in this Agreement and required to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied within all material respects.

7.  Covenants of CSI. In addition to the covenants set forth in CSI's Certificate of Incorporation, CSI agrees that, so long as the Purchaser and/or an affiliate thereof beneficially owns any Shares and/or a Warrant remains outstanding:

7.1  Maintenance of Existence. CSI shall at all times (a) preserve, renew and keep in full force and effect its legal existence and rights and franchises with respect thereto; and (b) maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

7.2 Payment of Obligations. CSI shall pay and discharge at or before maturity, all of its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings or as waived, forgiven or modified by the creditor, and will maintain, in accordance with generally accepted accounting principles as they then exist, appropriate reserves for the accrual of any of the same.

7.3 Reservation of Shares. CSI shall at all times duly reserve for issuance the shares of Common Stock issuable upon exercise of the Warrants.

8.  Indemnity. CSI shall, with respect to the representations, warranties, covenants and agreements made by it herein indemnify, defend and hold the Purchaser and his employees, partners, agents, counsel and affiliates (each, an “Indemnified Party”) harmless from and against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of CSI contained in this Agreement or the assertion of any claims relating to the foregoing. Without limiting the generality of the foregoing, each Indemnified Party shall be deemed to have suffered liability, loss or damage as a result of the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements if such liability, loss or damage shall be suffered by the Indemnified Party as a result of, or in connection with, such untruth, inaccuracy or breach or any facts or circumstances constituting such untruth, inaccuracy or breach. CSI shall indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violations by CSI of the Securities Act or state Blue Sky laws applicable to CSI relating to action or inaction required of CSI in connection with the Securities Act or registration or qualification under such state Blue Sky laws; and shall reimburse each such Indemnified Party for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no indemnification shall be required hereunder for the gross negligence or willful misconduct of any Indemnified Party or material breach by a Purchaser of any of the representations and warrants set forth in Section 4 hereof. In case any such action is brought against an Indemnified Party, CSI will be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from CSI to such Indemnified Party of its election to assume the defense thereof, CSI shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party that conflict in any material respect with those available to CSI, or that such claims or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided by this Section 8, CSI shall reimburse such Indemnified Party and shall not have the right to assume the defense of such action on behalf of such Indemnified party and CSI shall reimburse each such Indemnified Party and any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity (“Person”) controlling such Indemnified Party for that portion of the reasonable fees and expenses of any counsel retained by the Indemnified Party. CSI shall not make any settlement of any claims indemnified against hereunder without the written consent of the Indemnified Party or Parties, which consent shall not be unreasonably withheld. Any claim for indemnification under this Section 8 with respect to representations and warranties must be made not later than the end of the 12-month survival period set forth in Section 9.2.

9. Miscellaneous.

9.1 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 8, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without prior written consent of the other party.

9.2 Survival of Representations and Warranties. The warranties, representations and covenants of CSI and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of 12 months and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or CSI..

9.3 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) four days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (iii) one day after deposit with a reputable overnight courier service and addressed to the party to be notified:

If to CSI:

Conversion Services International, Inc.
100 Eagle Rock Avenue
East Hanover, NJ 07936
Attn: Scott Newman, President and Chief Executive Officer

If to the Purchaser:

Matthew J. Szulik
c/o TAG Virgin Islands, Inc.
The Tunick Building
1336 Beltjen Road, Suite 202
St. Thomas, VI 00802
Attn: James Tagliaferri, President

With a copy to:

Barry Feiner, Esq.
170 Harrison Avenue
Harrison, New York 10528

9.4 Brokers. The Purchaser, on the one hand, and CSI, on the other hand (a) represents and warrants to the other party that he/it has not retained any finders or brokers in connection with the transactions contemplated by this Agreement, and (b) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any Person on the basis of any statement or representation alleged to have been made by him/it.

9.5 Expenses. CSI and the Purchaser shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby except that CSI shall pay the reasonable fees and expenses incurred by the Purchaser for the legal services rendered to him with respect to this Agreement and the transactions contemplated hereby.

9.6 Entire Agreement. This Agreement and the other documents delivered pursuant to the Agreement at the Closing embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

9.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of CSI and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

9.9 Section Headings. The Section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

9.10 Severability. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its conflict of laws principles). The parties hereto irrevocably consent to the exclusive personal jurisdiction of the federal and state courts located in the New York County, New York, as applicable, for any matter arising out of or relating to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CONVERSION SERVICES INTERNATIONAL, INC.

By:
Name:	Scott Newman
Title:	President and Chief Executive Officer

TAG VIRGIN ISLANDS, INC.,
as agent for Matthew J. Szulik

By:
Name:	James Tagliaferri
Title:	President